UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 14, 2013

EASTON-BELL SPORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123927	20-1636283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7855 Haskell Avenue, Suite 200

Van Nuys, CA 91406

(Address of principal executive offices) (Zip Code)

(818) 902-5800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2013, the Board of Directors (“the Board”) of Easton-Bell Sports, Inc. (the “Company”) appointed Edward C. Forst, Dennis E. Glazer and Kevin M. Mansfield as members of the Board of Directors.  The Board also granted Class B Common Units pursuant to the Company’s 2006 Equity Incentive Plan for Mr. Glazer.  The size of the Board increased to fourteen as Messrs. Forst and Glazer were added.  Mr. Mansfield was appointed to the Board to fill the vacancy resulting from the resignation of Andrew Claerhout.  The departure of Mr. Claerhout is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Edward C. Forst currently serves as a Senior Advisor to Fenway Partners, LLC in addition to having numerous leadership commitments for educational and other not-for-profit organizations.  In 2012, Mr. Forst served as a team leader for the Mitt Romney for President transition team and as a member of the National Finance Committee leadership.  Mr. Forst retired from Goldman Sachs at the end of 2011 where during his career he held numerous executive roles including: Co-Chief Executive Officer of Goldman Sachs Asset Management and Goldman Sachs Private Wealth Management; Executive Vice President and Chief Administrative Officer of the firm; Chairman of the firm's global debt underwriting committee and Chairman of the Firmwide Budget Committee.  Mr. Forst was elected Partner at Goldman Sachs in 1998 and served seven years on the Goldman Sachs Management Committee.  During the financial crisis of 2008-2009, Mr. Forst was the first Executive Vice President and Principal Operating Officer of Harvard University with leadership responsibility for the non-academic affairs of the institution.  He was also a member of the board of the Harvard Management Company, overseeing the $30 billion endowment.  Additionally, during this period, Mr. Forst served as an Advisor to the Secretary of the Treasury of the United States.  Prior to Goldman Sachs, Mr. Forst was a Managing Director at Bankers Trust Company.

Dennis E. Glazer retired as a partner of Davis Polk & Wardwell LLP at the end of 2012 where he represented numerous public and private companies, their boards and their directors.  During his time at Davis Polk, Mr. Glazer also served as Co-Head of the Litigation Department.  In addition to serving as a director on our board, Mr. Glazer currently serves as a director of two privately held internet companies (AppOrchard and Rapid Ratings) and a regional energy company (Paraco Gas).  Mr. Glazer has also been active and holds leadership positions in several not-for-profit health care organizations in Westchester County, New York.

Kevin M. Mansfield is a Portfolio Manager in the consumer and retail team of Teachers’ Private Capital or TPC, the private equity arm of Ontario Teachers’ Pension Plan.  Mr. Mansfield joined TPC in 2005 after working at Scotia Merchant Capital, the private equity arm of the Bank of Nova Scotia.  He is also a director of Munchkin, Inc., Helly Hansen AS and Plano Synergy Holdings.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTON-BELL SPORTS, INC.

Date: November 18, 2013	By:	/s/ Mark A. Tripp

Mark A. Tripp
Chief Financial Officer, Senior Vice President, Treasurer and Secretary